Exhibit 99.1

FOR IMMEDIATE RELEASE

HOME FEDERAL BANCORP, INC. OF LOUISIANA REPORTS RESULTS OF OPERATIONS FOR THE THREE AND NINE MONTHS ENDED MARCH 31, 2019

Shreveport, Louisiana – April 25, 2019 – Home Federal Bancorp, Inc. of Louisiana (the “Company”) (Nasdaq: HFBL), the holding company of Home Federal Bank, reported net income for the three months ended March 31, 2019 of $1.2 million compared to net income of $1.0 million reported for the three months ended March 31, 2018. The Company’s basic and diluted earnings per share were $0.68 and $0.63, respectively, for the three months ended March 31, 2019 compared to basic and diluted earnings per share of $0.57 and $0.54, respectively, for the three months ended March 31, 2018. The Company reported net income of $3.6 million for the nine months ended March 31, 2019, compared to $2.4 million for the nine months ended March 31, 2018. The Company’s basic and diluted earnings per share were $2.02 and $1.88, respectively, for the nine months ended March 31, 2019 compared to $1.33 and $1.26, respectively, for the nine months ended March 31, 2018. The increase in net income for the nine month period ended March 31, 2019 as compared to the same period in the prior year reflected primarily the effect of the one-time non-cash charge in the quarter ended December 31, 2017 related to the re-measurement of the Company's deferred tax assets arising from the lower U.S. corporate tax rate provided for by the Tax Cuts and Jobs Act (the “Tax Act”) enacted in December 2017, combined with a reduction in the Company’s effective tax rate for the nine months ended March 31, 2019. The non-recurring deferred tax adjustment was $642,000 for the nine months ended March 31, 2018, representing $0.34 diluted earnings per share.

The increase in net income for the three months ended March 31, 2019 resulted primarily from a decrease of $250,000, or 71.4%, in provision for loan losses and a $188,000, or 5.2%, increase in net interest income, partially offset by an increase of $149,000, or 94.3%, in provision for income taxes, a decrease of $73,000, or 13.1%, in non-interest income, and an increase of $48,000, or 1.8%, in non-interest expense.  The increase in net interest income for the three months ended March 31, 2019 was primarily due to a $494,000, or 11.0%, increase in total interest income, primarily due to an increase in the average yield on loans receivable, partially offset by an increase of $306,000, or 35.5%, in interest expense.  The Company’s average interest rate spread was 3.56% for the three months ended March 31, 2019 compared to 3.58% for the three months ended March 31, 2018. The Company’s net interest margin was 3.86% for the three months ended March 31, 2019 compared to 3.76% for the three months ended March 31, 2018. The increase in net interest margin on a comparative quarterly basis was primarily the result of an increase of 47 basis points in average yield on average balances of loans receivable for the three months ended March 31, 2019 compared to the prior year quarterly period.

The increase in net income for the nine months ended March 31, 2019 resulted primarily from a decrease of $856,000, or 46.5%, in the provision for income taxes, a $524,000, or 4.7%, increase in net interest income, a decrease of $400,000, or 47.1%, in provision for loan losses, and a decrease of $40,000, or 0.5%, in non-interest expense partially offset by a decrease of $629,000, or 28.3%, in non-interest income.  The decrease in the provision for income taxes for the nine months ended March 31, 2019 over the same prior year period was primarily due to the reduction in the Company’s effective tax rate for the nine months ended March 31, 2019, combined with the $642,000 re-measurement charge of the Company’s net deferred tax asset as a result of the Tax Act during the nine months ended March 31, 2018. The increase in net interest income for the nine month period was primarily due to a $1.2 million, or 8.7%, increase in total interest income, partially offset by a $672,000, or 26.2%, increase in interest expense on borrowings and deposits. The Company’s average interest rate spread was 3.59% for the nine months ended March 31, 2019 compared to 3.55% for the nine months ended March 31, 2018. The Company’s net interest margin was 3.86% for the nine months ended March 31, 2019 compared to 3.78% for the nine months ended March 31, 2018.  The increase in the average interest rate spread is attributable primarily to an increase of 31 basis points in average yield on average balances of loans receivable.

The following tables set forth the Company’s average balances and average yields earned and rates paid on its interest-earning assets and interest-bearing liabilities for the periods indicated.

	For the Three Months Ended March 31,
	2019		2018
	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Loans receivable	$324,521	5.66%	$319,163	5.19%
Investment securities	68,025	2.46	60,542	2.03
Interest-earning deposits	10,752	2.26	4,605	1.64
Total interest-earning assets	$403,298	5.03%	$384,310	4.65%

Interest-bearing liabilities:
Savings accounts	$34,348	0.53%	$36,480	0.52%
NOW accounts	28,463	0.57	30,824	0.49
Money market accounts	72,227	1.19	54,205	0.59
Certificates of deposit	184,651	1.87	166,522	1.43
Total interest-bearing deposits	319,689	1.46	288,031	1.06
Other bank borrowings	250	3.25	226	3.51
FHLB advances	1,351	5.10	30,828	1.18
Total interest-bearing liabilities	$321,290	1.47%	$319,085	1.07%

	For the Nine Months Ended March 31,
	2019		2018
	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Loans receivable	$326,058	5.55%	$323,650	5.24%
Investment securities	61,416	2.29	59,941	1.91
Interest-earning deposits	14,063	2.22	8,157	1.37
Total interest-earning assets	$401,537	4.94%	$391,748	4.65%

Interest-bearing liabilities:
Savings accounts	$35,384	0.53%	$36,518	0.53%
NOW accounts	30,587	0.54	32,359	0.51
Money market accounts	70,929	1.00	45,780	0.47
Certificates of deposit	176,325	1.75	166,364	1.43
Total interest-bearing deposits	313,225	1.32	281,021	1.05
Other bank borrowings	218	3.67	116	4.59
FHLB advances	5,765	2.93	30,829	1.52
Total interest-bearing liabilities	$319,208	1.35%	$311,966	1.10%

The $73,000 decrease in non-interest income for the three months ended March 31, 2019, compared to the prior year quarterly period, was primarily due to an increase of $117,000 in loss on sale of real estate, partially offset by an increase of $23,000 in service charges on deposit accounts, an increase of $20,000 in gain on sale of loans, and a $1,000 increase in other income. The $629,000 decrease in non-interest income for the nine months ended March 31, 2019 compared to the prior year nine month period was primarily due to a $345,000 loss on sale of real estate, a decrease of $249,000 in gain on sale of loans, a decrease of $94,000 in gain on sale of securities, partially offset by a $52,000 increase in service charges on deposit accounts, and an $8,000 increase in other non-interest income. The Company sells most of its long term fixed rate residential mortgage loan originations primarily in order to manage interest rate risk. The decrease in gain on sale of loans for the nine months ended March 31, 2019 over the same prior year period reflects a reduced emphasis on the Company’s mortgage banking operations in recent periods and fewer loans originated for sale.

The $48,000 increase in non-interest expense for the three months ended March 31, 2019, compared to the same period in 2018, is primarily attributable to increases of $67,000 in compensation and benefit expense, $42,000 in advertising expense, $30,000 in loan and collection expense, $29,000 in legal fees, and a $1,000 increase in franchise and bank shares tax. The increases were partially offset by decreases of $57,000 in data processing expense, $22,000 in occupancy and equipment expense, $20,000 in deposit insurance premiums, $17,000 in other expense, and $5,000 in audit and examination fees.   The $40,000 decrease in non-interest expense for the nine months ended March 31, 2019, compared to the same nine month period in 2018, is primarily attributable to decreases of $92,000 in data processing expense, $65,000 in compensation and benefit expense, $46,000 in occupancy and equipment expense, $36,000 in deposit insurance premiums, $26,000 in other expense, $5,000 in audit and examination fees, and a $1,000 increase in franchise and bank shares tax. The decreases were partially offset by increases of $115,000 in advertising expense, $75,000 in real estate owned valuation adjustment expense, $37,000 in legal fees, and $4,000 in loan and collection expenses.

At March 31, 2019, the Company reported total assets of $434.4 million, an increase of $12.7 million, or 3.0%, compared to total assets of $421.7 million at June 30, 2018. The increase in assets was comprised primarily of increases in investment securities of $10.9 million, or 18.7%, from $58.2 million at June 30, 2018 to $69.1 million at March 31, 2019, loans receivable of $6.3 million, or 2.0%, from $317.5 million at June 30, 2018 to $323.8 million at March 31, 2019, premises and equipment of $1.3 million, or 10.6%, from $12.2 million at June 30, 2018 to $13.5 million at March 31, 2019, accrued interest receivable of $143,000, or 12.5%, from $1.1 million at June 30, 2018 to $1.3 million at March 31, 2019.  These increases were partially offset by decreases in cash and cash equivalents of $4.5 million, or 28.1%, from $15.9 million at June 30, 2018 to $11.4 million at March 31, 2019, loans held-for-sale of $1.3 million, or 19.3%, from $6.8 million at June 30, 2018 to $5.5 million at March 31, 2019, other assets of $95,000, or 1.2%, from $7.6 million at June 30, 2018 to $7.5 million at March 31, 2019, and deferred tax asset of $58,000, or 5.3%, from $1.1 million at June 30, 2018 to $1.0 million at March 31, 2019.  The increase in investment securities was primarily due to the purchase of $18.5 million of mortgage-backed securities offset by $8.1 million of principal repayments on mortgage-backed securities.  The decrease in loans held-for-sale resulted primarily from a decrease in loans originated for sale during the nine months ended March 31, 2019.

Total liabilities increased $10.8 million, or 2.9%, from $374.6 million at June 30, 2018 to $385.4 million at March 31, 2019 primarily due to an increase in total deposits of $21.8 million, or 6.1%, to $382.1 million at March 31, 2019 compared to $360.3 million at June 30, 2018, partially offset by a decrease of $10.2 million, or 87.7%, in advances from the Federal Home Loan Bank from $11.6 million at June 30, 2018 to $1.4 million at March 31, 2019, a decrease in other liabilities of $576,000, or 23.8%,  from $2.4 million at June 30, 2018 to $1.8 million at March 31, 2019, and a decrease in other borrowings of $300,000, or 100.0%, from $300,000 at June 30, 2018 to zero at March 31, 2019.  The increase in deposits was primarily due to a $24.8 million, or 15.4%, increase in certificates of deposit from $161.3 million at June 30, 2018 to $186.1 million at March 31, 2019, a $3.1 million, or 4.5%, increase in money market deposits from $70.2 million at June 30, 2018 to $73.3 million at March 31, 2019, and a $979,000, or 1.7%, increase in non-interest deposits from $58.0 million at June 30, 2018 to $59.0 million at March 31, 2019,  partially offset by a decrease of $4.9 million, or 14.2%, in NOW accounts from $34.6 million at June 30, 2018 to $29.7 million at March 31, 2019, and a decrease in savings deposits of $2.2 million, or 6.1%, from $36.2 million at June 30, 2018 to $34.0 million at March 31, 2019. The Company had $8.7 million in brokered deposits at June 30, 2018 and $11.2 million at March 31, 2019. The brokered certificates of deposit which have maturity dates greater than twelve months are callable by Home Federal Bank after twelve months pursuant to early redemption provisions.  The decrease in advances from the Federal Home Loan Bank was primarily due to growth in total deposits which replaced advances as a source of funds.

At March 31, 2019, the Company had $5.3 million of non-performing assets (defined as non-accruing loans, accruing loans 90 days or more past due, and other real estate owned) compared to $3.0 million of non-performing assets at June 30, 2018, consisting of one commercial business loan, one commercial unsecured loan, two commercial land and lot development loans, six single-family residential loans, one line of credit loan, one residential lot in other real estate owned, and one single family residential loan in other real estate owned at March 31, 2019, compared to nine single-family residential loans, three line of credit loans, one commercial business loan, one residential lot in other real estate owned, and two single-family residential loans in other real estate owned at June 30, 2018. At March 31, 2019, the Company had six single family residential loans, one line of credit loan, one commercial business loan, two commercial land and lot development loans, and five loans to one borrower consisting of two commercial real estate loans, two non-real estate loans, and one single family residential loan classified as substandard, compared to eight single family residential loans, two line of credit loans, one commercial business loan, and five loans to one borrower consisting of two commercial real estate loans, two non-real estate loans, and one single family residential loan classified as substandard at June 30, 2018. There was a portion of a commercial raw land development loan that was classified as doubtful in the amount of $290,000 at March 31, 2019.

Shareholders’ equity increased $2.0 million, or 4.1%, to $49.0 million at March 31, 2019 from $47.0 million at June 30, 2018.  The primary reasons for the changes in shareholders’ equity from June 30, 2018 were net income of $3.6 million, the increase in the Company’s accumulated other comprehensive income of $405,000, the vesting of restricted stock awards, stock options, and the release of employee stock ownership plan shares totaling $538,000, and proceeds from the issuance of common stock from the exercise of stock options of $310,000. These increases in shareholders’ equity were partially offset by acquisition of Company stock of $2.1 million, and dividends paid totaling $792,000.

The Company repurchased 64,283 shares of its common stock under its stock repurchase program during the nine months ended March 31, 2019 at an average price per share of $31.93. On December 12, 2018, the Company announced that its Board of Directors approved an eighth stock repurchase program for the repurchase of up to 95,000 shares. As of March 31, 2019, there were an aggregate of 65,906 shares remaining for repurchase under the eighth stock repurchase programs.

Home Federal Bancorp, Inc. of Louisiana is the holding company for Home Federal Bank which conducts business from its seven full-service banking offices and home office in northwest Louisiana.

Statements contained in this news release which are not historical facts may be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words like “believe”, “expect”, “anticipate”, “estimate”, and “intend”, or future or conditional verbs such as “will”, “would”, “should”, “could”, or “may”.  We undertake no obligation to update any forward-looking statements.

Home Federal Bancorp, Inc. of Louisiana
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(In thousands)

	March 31, 2019	June 30, 2018
	(Unaudited)
ASSETS

Cash and cash equivalents	$11,413	$15,867
Securities available-for-sale at fair value	43,113	29,324
Securities held-to-maturity (fair value March 31, 2019: $25,553; June 30, 2018: $27,818)	25,967	28,888
Loans held-for-sale	5,457	6,762
Loans receivable, net of allowance for loan losses (March 31, 2019: $3,580; June 30, 2018: $3,425)	323,783	317,493
Accrued Interest Receivable	1,289	1,146
Premises and equipment, net	13,538	12,243
Deferred tax asset	1,044	1,102
Real estate owned	1,200	1,177
Other assets	7,553	7,648

Total assets	$434,357	$421,650

LIABILITIES AND SHAREHOLDERS’ EQUITY

Deposits	$382,108	$360,260
Advances from the Federal Home Loan Bank of Dallas	1,426	11,637
Other Borrowings	-	300
Other liabilities	1,840	2,416

Total liabilities	385,374	374,613

Shareholders’ equity	48,983	47,037

Total liabilities and shareholders’ equity	$434,357	$421,650

Home Federal Bancorp, Inc. of Louisiana CONSOLIDATED STATEMENTS OF INCOME (In thousands, except per share data) (Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2019	2018	2019	2018
Interest income
Loans, including fees	$4,530	$4,179	$13,593	$12,743
Investment securities	16	12	45	35
Mortgage-backed securities	396	298	1,012	826
Other interest-earning assets	60	19	234	84
Total interest income	5,002	4,508	14,884	13,688
Interest expense
Deposits	1,149	768	3,108	2,213
Federal Home Loan Bank borrowings	17	92	127	352
Other bank borrowings	2	2	6	4
Total interest expense	1,168	862	3,241	2,569
Net interest income	3,834	3,646	11,643	11,119

Provision for loan losses	100	350	450	850
Net interest income after provision for loan losses	3,734	3,296	11,193	10,269

Non-interest income
Gain on sale of loans	305	285	1,071	1,320
(Loss)/Gain on sale of real estate and fixed assets	(117)	--	(345)	1
Gain on sale of securities	--	--	--	94
Income on Bank-Owned Life Insurance	35	35	105	105
Service charges on deposit accounts	246	223	712	660
Other income	14	13	49	41

Total non-interest income	483	556	1,592	2,221

Non-interest expense
Compensation and benefits	1,632	1,565	4,795	4,860
Occupancy and equipment	323	345	971	1,017
Data processing	108	165	405	497
Audit and examination fees	62	67	189	194
Franchise and bank shares tax	97	96	295	296
Advertising	89	47	232	117
Legal fees	136	107	433	396
Loan and collection	83	53	209	205
Real estate owned valuation adjustment	--	--	75	--
Deposit insurance premium	7	27	59	95
Other expenses	184	201	556	582

Total non-interest expense	2,721	2,673	8,219	8,259

Income before income taxes	1,496	1,179	4,566	4,231
Provision for income tax expense	307	158	984	1,840

NET INCOME	$1,189	$1,021	$3,582	$2,391

EARNINGS PER SHARE

Basic	$0.68	$0.57	$2.02	$1.33
Diluted	$0.63	$0.54	$1.88	$1.26

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2019	2018	2019	2018

Selected Operating Ratios(1):
Average interest rate spread	3.56%	3.58%	3.59%	3.55%
Net interest margin	3.86%	3.76%	3.86%	3.78%
Return on average assets	1.12%	0.99%	1.11%	0.76%
Return on average equity	10.07%	8.80%	9.98%	6.88%

Asset Quality Ratios(2):
Non-performing assets as a percent of total assets	1.22%	0.90%	1.22%	0.90%
Allowance for loan losses as a percent of non-performing loans	87.1%	100.99%	87.1%	100.99%
Allowance for loan losses as a percent of total loans receivable	1.09%	1.16%	1.09%	1.16%

Per Share Data:
Shares outstanding at period end	1,854,990	1,908,581	1,854,990	1,908,581
Weighted average shares outstanding:
Basic	1,761,002	1,792,621	1,774,213	1,803,608
Diluted	1,878,475	1,895,034	1,900,453	1,903,971
Tangible book value at period end	$26.41	$24.32	$26.41	$24.32
__________________________
(1) Ratios for the three and nine month periods are annualized.
(2) Asset quality ratios are end of period ratios.

CONTACT:	James R. Barlow President and Chief Executive Officer (318) 222-1145